UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 28, 2010

General Electric Company
(Exact name of registrant as specified in its charter)

New York	001-00035	14-0689340
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3135 Easton Turnpike, Fairfield, Connecticut		06828-0001
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (203) 373-2211

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

(1)

Item 5.07.  Submission of Matters to a Vote of Security Holders.

(a)	The annual meeting of shareowners of the Company was held on April 28, 2010.

(b)
The shareowners elected all of the Company’s nominees for director and ratified the appointment of KPMG LLP as the Company’s independent registered accounting firm for the fiscal year 2010.  The shareowners did not approve any of the shareowner proposals, which are listed below.

A.	Election of Directors:

	Shares For	Shares Against	Shares Abstain	Non-Votes
W. Geoffrey Beattie	5,580,170,340	526,801,147	50,747,566	2,030,630,068
James I. Cash, Jr.	5,906,101,108	202,660,258	48,957,687	2,030,630,068
William M. Castell	5,951,248,975	157,179,511	49,290,567	2,030,630,068
Ann M. Fudge	5,937,360,482	171,972,642	48,385,929	2,030,630,068
Susan Hockfield	5,727,375,955	383,030,887	47,312,211	2,030,630,068
Jeffrey R. Immelt	5,762,621,043	347,372,182	47,725,828	2,030,630,068
Andrea Jung	5,563,248,004	546,899,955	47,571,094	2,030,630,068
Alan G. (A.G.) Lafley	5,710,756,953	397,384,630	49,577,470	2,030,630,068
Robert W. Lane	5,721,918,797	385,828,981	49,971,275	2,030,630,068
Ralph S. Larsen	5,965,549,294	144,602,898	47,566,861	2,030,630,068
Rochelle B. Lazarus	5,726,535,521	383,227,039	47,956,493	2,030,630,068
James J. Mulva	5,730,135,699	377,337,534	50,245,820	2,030,630,068
Sam Nunn	5,820,833,020	292,564,809	44,321,224	2,030,630,068
Roger S. Penske	5,534,891,995	579,153,257	43,673,801	2,030,630,068
Robert J. Swieringa	5,965,237,645	144,210,387	48,271,021	2,030,630,068
Douglas A. Warner III	5,890,173,778	219,456,844	48,088,431	2,030,630,068

B.	Ratification of KPMG LLP:

For	7,918,961,664
Against	191,993,552
Abstain	77,393,905

1.	Cumulative Voting:

For	1,534,232,024
Against	4,547,348,000
Abstain	76,139,029
Non-Votes	2,030,630,068

2.	Special Shareowner Meetings:

For	2,440,897,019
Against	3,635,329,827
Abstain	81,492,207
Non-Votes	2,030,630,068

3.	Independent Board Chairman:

For	2,146,442,569
Against	3,930,529,675
Abstain	80,746,809
Non-Votes	2,030,630,068

(2)

4.	Pay Disparity:

For	563,978,402
Against	5,177,523,487
Abstain	416,217,164
Non-Votes	2,030,630,068

5.	Key Board Committees:

For	332,884,337
Against	5,688,361,437
Abstain	136,473,279
Non-Votes	2,030,630,068

6.	Advisory Vote on Executive Compensation:

For	2,517,256,407
Against	3,445,086,733
Abstain	195,375,913
Non-Votes	2,030,630,068

(3)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

General Electric Company
(Registrant)
/s/ Michael R. McAlevey
Date: May 4, 2010	Michael R. McAlevey
Vice President and Chief Corporate, Securities and Finance Counsel

(4)